                            FLEXIBLE PREMIUM VARIABLE
                            DEFERRED ANNUITY CONTRACT
--------------------------------------------------------------------------------

To the contractowner:

Please read your Contract carefully. This Contract is a legal contract between you and the Company. You, the Owner, have benefits and rights described in this Contract. The Annuitant is named in the Contract. We will make Income Payments beginning on the Annuity Commencement Date, if the Annuitant is still living on that date.

THIS CONTRACT'S INCOME PAYMENTS, SURRENDER VALUES AND THE DEATH BENEFIT DEPEND ON THE CONTRACT VALUE. CONTRACT VALUE WILL BE ALLOCATED TO THE SEPARATE ACCOUNT. THE CONTRACT VALUE IN THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT, AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT.


TEN DAY FREE LOOK: You may return this Contract to our Service Center or to your agent within 10 days after its delivery for a refund. The amount of the refund will equal the Contract Value (without reduction for any surrender charges) plus any amount deducted from the Purchase Payments.

                For GE Capital Life Assurance Company of New York

   /s/ George R. Zippel                         /s/ Beth Wortman
          President                                  Secretary

--------------------------------------------------------------------------------
.. Flexible Premium Variable Deferred Annuity
.. Income Payments begin at Annuity Commencement Date
.. Nonparticipating
.. Benefits reflect investment results
--------------------------------------------------------------------------------


                           GE CAPITAL LIFE ASSURANCE
                             COMPANY OF NEW YORK
                        200 OLD COUNTRY ROAD, SUITE 240
                           MINEOLA, NEW YORK 11501

CONTRACT DATA

SCHEDULE OF BENEFITS                      SCHEDULE OF PURCHASE PAYMENTS
                                                  AMOUNT PAYABLE
ANNUITY                                   $ 10,000.00   INITIAL PURCHASE PAYMENT


INITIAL PURCHASE PAYMENT:                       $ 10,000.00
MINIMUM ADDITIONAL PURCHASE PAYMENT:            $ 500.00
MINIMUM WITHDRAWAL: $100.00 WITH A CONTRACT VALUE AFTER THE WITHDRAWAL
         OF NO LESS THAN $5,000.00
MINIMUM CONTRACT VALUE ALLOWED TO REMAIN IN AN INVESTMENT OPTION AFTER A
         TRANSFER FROM INVESTMENT OPTION:       $100.00




CHARGES:

    PREMIUM TAX RATE:                           0.00%
    ASSET CHARGE:                               1.70% ANNUALLY (.0046575% DAILY)
    MAXIMUM TRANSFER CHARGE:                    $10.00
    MAXIMUM OPTIONAL DEATH BENEFIT CHARGE:      0.10% ANNUALLY

THE SMALLEST ANNUAL INVESTMENT RETURN ON ASSETS OF THE SEPARATE ACCOUNT REQUIRED TO MAINTAIN NONDECREASING VARIABLE INCOME PAYMENTS IS 4.78% FOR PAYMENTS WITH AN ASSUMED INTEREST RATE OF 3%.

          OWNER   [THE ANNUITANT]

      ANNUITANT   [JOHN DOE]        [MALE] [35] AGE [LAST] BIRTHDAY

CONTRACT NUMBER   [0000000]

  CONTRACT DATE   [AUGUST 1, 2002]  [AUGUST 1, 2057] ANNUITY COMMENCEMENT DATE

           PLAN   FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY

CONTRACT NUMBER [0000000]

SEPARATE ACCOUNT II

INVESTMENT OPTIONS

SUBACCOUNTS                  ARE INVESTED IN
-----------                  ---------------

                            [AIM VARIABLE INSURANCE FUNDS
AIM CAPITAL APPRECIATION     AIM V.I. CAPITAL APPRECIATION FUND
AIM PREMIER EQUITY           AIM V.I. PREMIER EQUITY FUND

                            ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.
AVP GROWTH AND INCOME        GROWTH AND INCOME PORTFOLIO
AVP PREMIER GROWTH           PREMIER GROWTH PORTFOLIO
AVP TECHNOLOGY               TECHNOLOGY PORTFOLIO

                            EATON VANCE VARIABLE TRUST
EVM FLOATING-RATE            VT FLOATING-RATE INCOME FUND
EVM WORLDWIDE HEALTH         VT WORLDWIDE HEALTH SCIENCES FUND
   SCIENCES

                            FEDERATED INSURANCE SERIES
FED HIGH INCOME BOND         FEDERATED HIGH INCOME BOND FUND II
FED INTERNATIONAL SMALL      FEDERATED INTERNATIONAL SMALL COMPANY FUND II
   COMPANY

                            FIDELITY VARIABLE INSURANCE PRODUCTS FUND
FID EQUITY-INCOME            EQUITY-INCOME PORTFOLIO
FID GROWTH                   GROWTH PORTFOLIO

                            FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
FID CONTRAFUND               CONTRAFUND PORTFOLIO

                            FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
FID GROWTH & INCOME          GROWTH & INCOME PORTFOLIO
FID MID CAP                  MID CAP PORTFOLIO

                            GE INVESTMENTS FUNDS, INC.
GEI MID-CAP VALUE EQUITY     MID-CAP VALUE EQUITY FUND
GEI MONEY MARKET             MONEY MARKET FUND
GEI PREMIER GROWTH EQUITY    PREMIER GROWTH EQUITY FUND
GEI S&P 500 INDEX*           S&P 500 INDEX FUND
GEI SMALL-CAP VALUE EQUITY   SMALL-CAP VALUE EQUITY FUND
GEI U.S. EQUITY              U.S. EQUITY FUND
GEI VALUE EQUITY             VALUE EQUITY FUND
GEI INCOME                   INCOME FUND

                            JANUS ASPEN SERIES
JAN BALANCED                 BALANCED PORTFOLIO
JAN CAPITAL APPRECIATION     CAPITAL APPRECIATION PORTFOLIO
JAN INTERNATIONAL GROWTH     INTERNATIONAL GROWTH PORTFOLIO

                            MFS VARIABLE INSURANCE TRUST
MFS GROWTH STOCK             MFS INVESTORS GROWTH STOCK SERIES
MFS INVESTORS TRUST          MFS INVESTORS TRUST
MFS NEW DISCOVERY            MFS NEW DISCOVERY SERIES
MFS UTILITIES                MFS UTILITIES SERIES

                            OPPENHEIMER VARIABLE ACCOUNT FUNDS
OPP GLOBAL SECURITIES/VA     OPPENHEIMER GLOBAL SECURITIES FUND/VA
OPP MAIN STREET GROWTH &     OPPENHEIMER MAIN STREET GROWTH & INCOME
     INCOME/VA                    FUND/VA
OPP AGGRESSIVE GROWTH/VA     OPPENHEIMER AGGRESSIVE GROWTH FUND/VA
OPP CAPITAL APPRECIATION/VA OPPENHEIMER CAPITAL APPRECIATION FUND/VA OPP MAIN STREET SMALL CAP/VA OPPENHEIMER MAIN STREET SMALL CAP FUND/VA

                            PIMCO VARIABLE INSURANCE TRUST
PIM HIGH YIELD               HIGH YIELD PORTFOLIO
PIM LONG TERM U.S.           LONG-TERM U.S. GOVERNMENT PORTFOLIO
     GOVERNMENT
PIM TOTAL RETURN             TOTAL RETURN PORTFOLIO

                            RYDEX VARIABLE TRUST
RYD OTC**                    RYDEX OTC FUND

                            VAN KAMPEN LIFE INVESTMENT TRUST
VAN COMSTOCK                 LIT COMSTOCK PORTFOLIO
VAN EMERGING GROWTH          LIT EMERGING GROWTH PORTFOLIO]

YOU MAY ALLOCATE YOUR CONTRACT VALUE TO AS MANY AS TEN SUBACCOUNTS. YOUR ALLOCATIONS MUST BE IN PERCENTAGES TOTALING 100%. EACH ALLOCATION PERCENTAGE MUST BE A WHOLE NUMBER AND AT LEAST 1%.

CONSULT YOUR PROSPECTUS FOR INVESTMENT DETAILS.

* "STANDARD & POOR'S," "S&P," "S&P 500," "STANDARD & POOR'S 500," AND "500" ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY GE ASSET MANAGEMENT INCORPORATED. THE S&P 500 INDEX FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR'S AND STANDARD & POOR'S MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE FUND.

** THE NASDAQ 100 INDEX(TM) IS AN UNMANAGED INDEX THAT IS A WIDELY RECOGNIZED INDICATOR OF OTC MARKET PERFORMANCE.

CONTRACT NUMBER [0000000]

                    TABLE OF SURRENDER CHARGES

   YEARS SINCE                 SURRENDER CHARGE
PURCHASE PAYMENT MADE             PERCENTAGE


   LESS THAN 1                        6
   1 BUT LESS THAN 2                  5
   2 BUT LESS THAN 3                  4
   3 BUT LESS THAN 4                  2
   4 OR MORE                          0

FREE WITHDRAWAL AMOUNT:  FOR EACH CONTRACT YEAR, 10% OF THE TOTAL PURCHASE
                         PAYMENTS MADE THROUGH THE DATE OF WITHDRAWAL. THE FREE WITHDRAWAL AMOUNT NOT WITHDRAWN IS NOT CUMULATIVE FROM CONTRACT YEAR TO CONTRACT YEAR.

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

Contract Data ..............................................................  3
Definitions ................................................................  4
Introduction ...............................................................  6
Owner, Annuitant and Beneficiary Provisions ................................  6
Death Provisions ...........................................................  7
Purchase Payments ..........................................................  9
Monthly Income Benefit .....................................................  9
Separate Account ........................................................... 11
Transfers .................................................................. 13
Contract Value Benefits .................................................... 14
General Information ........................................................ 16
Optional Payment Plans ..................................................... 17
Copies of any application, riders and endorsements follow page 20.

                                   DEFINITIONS

--------------------------------------------------------------------------------

ACCUMULATION UNIT - Unit of measure used in calculating the Contract Value in the Separate Account prior to the Annuity Commencement Date.

ANNUITANT / JOINT ANNUITANT - The person(s) named on the Contract data pages whose age and, where appropriate, gender are used in determining the amount of the monthly income benefits.

ANNUITY COMMENCEMENT DATE - The date stated on the Contract data pages, unless changed after issue, on which Income Payments are scheduled to commence, if the Annuitant(s) is living on that date.

ANNUITY COMMENCEMENT VALUE - The Contract Value on the day immediately preceding the Annuity Commencement Date unless a lump sum payment is taken in which case it will be the Surrender Value.

ANNUITY UNIT - Unit of measure used in determining the amount of the second and each subsequent Variable Income Payment.

ASSUMED INTEREST RATE - Interest rate used in calculating the Variable Income Payment amounts.

THE COMPANY - GE Capital Life Assurance Company of New York. "We", "us" or "our" refers to the Company.

CONTRACT - This Contract with any attached application and any riders and endorsements.

CONTRACT DATE - Date the Contract is issued and becomes effective. The Contract Date is shown on the Contract data pages and is used to determine Contract years and anniversaries.

CONTRACT VALUE - The sum of the values allocated to each Investment Option.

DEATH BENEFIT - The benefit provided under the Contract on the death of any Annuitant prior to the Annuity Commencement Date.

DESIGNATED BENEFICIARY - The person or entity designated in the Contract who on the date of any Annuitant's death will be treated thereafter as the sole Owner of the Contract.

FIXED INCOME PAYMENTS - Income Payments that are supported by the General Account and which do not vary in amount based on the investment experience of the Separate Account.

FUND - Any open-end management investment company or unit investment trust in which a Subaccount invests.

GENERAL ACCOUNT - Assets of the Company other than those allocated to the Separate Account or any other separate account of the Company.

HOME OFFICE - The Company's offices at 200 Old Country Road, Suite 240, Mineola, New York 11501.

INCOME PAYMENT - One of a series of payments made under either the monthly income benefit or one of the Optional Payment Plans.

INVESTMENT OPTIONS - The Separate Account Subaccount(s) shown on the Contract data pages.

OPTIONAL PAYMENT PLAN - A plan whereby any part of a Death Benefit, Surrender Value or Annuity Commencement Value can be left with us to provide Income Payments to a Payee.

OWNER / JOINT OWNERS - The person(s) or entity entitled to receive Income Payments after the Annuity Commencement Date. The Owner or Joint Owners are also entitled to the ownership rights stated in the Contract during the lifetime of the Annuitant(s) and are shown on the Contract data pages and in any application. "You" or "your" refers to the Owner or Joint Owners.

PAYEE - Person or entity who receives Income Payments.

PURCHASE PAYMENT - A payment received by the Company and applied to this Contract. When used in connection with this Contract, the term "Purchase Payment" means the same as the term "premium payment".

SEPARATE ACCOUNT - The segregated asset account of the Company shown on the Contract data pages.

SERVICE CENTER - Our Service Center at 6610 West Broad Street, Richmond, Virginia 23230.

SUBACCOUNT - A Subaccount of the Separate Account, the assets of which are invested exclusively in a corresponding Fund.

SURRENDER VALUE - The Contract Value on the Valuation Day we receive your written request for surrender in our Service Center less any premium tax and any applicable charges. These charges include surrender charge and any optional benefit charge.

VALUATION DAY - For each Subaccount, each day on which the New York Stock Exchange is open for regular trading except for days that the Subaccount's corresponding Fund does not value its shares.

VALUATION PERIOD - Period that starts at the close of regular trading on the New York Stock Exchange on any Valuation Day and ends at the close of regular trading on the next succeeding Valuation Day.

VARIABLE INCOME PAYMENTS - Income Payments that vary in amount from one Income Payment to the next based on the investment experience of one or more Subaccounts.

                                  INTRODUCTION

--------------------------------------------------------------------------------

This is a flexible premium variable deferred annuity contract. The initial Purchase Payment is due on the Contract Date. Additional Purchase Payments may be paid at any time before the Annuity Commencement Date. In return for these Purchase Payments and any application, we provide certain benefits.

The Contract provides a monthly income beginning on the Annuity Commencement Date. The amount of monthly income will depend on:
     .   the Annuity Commencement Value;
     .   the amount of any premium tax;
     .   the Annuitant(s)'s gender, where appropriate, and settlement age on the Annuity Commencement Date; and
     .   the payment plan chosen.

See Optional Payment Plans section for the payout plans available. See conditions described in the Death Provisions section for details regarding payment or the continuation of the Contract at the death of any Owner or Annuitant prior to the Annuity Commencement Date.

The Contract and Its Parts

This Contract is a legal contract. It is the entire contract between you and us. An agent cannot change this Contract. Any change to it must be in writing and approved by us. Only an authorized officer can give our approval. READ THIS CONTRACT CAREFULLY.

All statements in any application are considered representations and not warranties.

We reserve the right to amend this Contract as needed to maintain its status as an annuity under the Internal Revenue Code. If the Contract is amended, we will send you a copy of the amendment complying with the requirements imposed by the Internal Revenue Service ("IRS"). This Contract is intended to constitute an annuity within the meaning of the Internal Revenue Code. Its provisions should be interpreted consistently with this intent.

                   OWNER, ANNUITANT AND BENEFICIARY PROVISIONS

--------------------------------------------------------------------------------

The Owner

You have rights while this Contract is in force. These rights are subject to the rights of any irrevocable beneficiary and any assignee under an assignment filed with us.

Joint Owners own the Contract equally with the right of survivorship. Right of survivorship means that if a Joint Owner dies, his or her interest in the Contract will pass to the surviving Joint Owner. Disposition of the Contract on death of an Owner is subject to the Death Provisions.

The Annuitant

The Contract names you or someone else as the Annuitant. You may name a Joint Annuitant. You may only name a Joint Annuitant on or before the Contract Date.

The Beneficiary

The primary beneficiary and any contingent beneficiary can be named in any application for this Contract or by sending a written request to our Service Center.

Changing the Owner or Beneficiary

During the Annuitant(s)'s life, you can change the Owner(s) and any beneficiary if you reserved this right. A person named irrevocably may be changed only with that person's written consent. To make a change, send a written request to our Service Center. The request and the change must be in a form satisfactory to us. The change will take effect as of the date you sign the request. The change will be subject to any transaction we make before we receive the change. The Annuitant(s) cannot be changed.

Using the Contract as Collateral for a Loan

This Contract may be assigned as collateral security for a loan. We must be notified in writing if you assign the Contract. Any payment we make before we record the assignment at our Service Center will not be affected. We are not responsible for the validity of an assignment. Your rights and the rights of a beneficiary may be affected by an assignment. The basic benefits of the Contract are assignable. Additional benefits added by any rider may or may not be available/eligible for assignment.

Trustee

If a trustee is named as the Owner or beneficiary of this Contract and subsequently exercises ownership rights or claims benefits hereunder, we will have no obligation to verify that a trust is in effect. We will have no obligation to verify that the trustee is acting within the scope of his/her authority. Payment of Contract benefits to the trustee will release us from all obligations under the Contract to the extent of the payment. When we make a payment to the trustee, we will have no obligation to ensure that such payment is applied according to the terms of the trust agreement.

                                DEATH PROVISIONS

--------------------------------------------------------------------------------

When a Distribution Is Required

In certain circumstances, federal tax law requires that distributions be made under this Contract. Except as described below, a distribution is required at the first death of:
   (a) an Owner or Joint Owner; or
   (b) the Annuitant/Joint Annuitant if any Owner is a non-natural entity.

The amount of proceeds available on death and the methods available for distributing such proceeds are also described in this section.

Designated Beneficiary

At the first death of (a) an Owner or Joint Owner, or (b) the Annuitant/Joint Annuitant if any Owner is a non-natural entity, the person or entity first listed below who is alive or in existence on the date of that death will become the Designated Beneficiary:
   (1) Owner or Joint Owners
   (2) primary beneficiary
   (3) contingent beneficiary
   (4) Owner's estate

The Designated Beneficiary will be treated thereafter as the sole Owner of the Contract and may choose one of the payment choices below, subject to the distribution rules stated below. For purposes of this section, if there is more than one Designated Beneficiary, each one will be treated separately with respect to their portion of the Contract.

Distribution Rules When Death Occurs Before Income Payments Begin

If the Designated Beneficiary is the surviving spouse of the deceased person, we will continue the Contract in force with the surviving spouse as the new Owner. If the deceased person was an Annuitant, the surviving spouse will automatically become the new sole Annuitant. Any other surviving Joint Annuitant will be removed from the Contract. At the death of the surviving spouse, this provision may not be used again. The provision below regarding If the Designated Beneficiary is not the surviving spouse must be used instead.

If the Designated Beneficiary is not the surviving spouse of the deceased person, this Contract cannot be continued in force indefinitely. Instead, after the date of death:
     .    No further Purchase Payments will be accepted.
     . Payments must be made to, or for the benefit of, the Designated Beneficiary under one of the payment choices listed below.
     . If no choice is made by the Designated Beneficiary within 30 days following receipt of due proof of death, we will use payment choice 2.
     . If the Designated Beneficiary dies before the entire Surrender Value has been distributed, we will pay in a lump sum payment any Surrender Value still remaining to the person named by the Designated Beneficiary or, if no person is so named, to the Designated Beneficiary's estate.

Payment Choices:
     (1) Receive the Surrender Value in one lump sum payment upon receipt of due proof of death;
     (2) Receive the Surrender Value at any time during the five year period following the date of death by withdrawing Contract Value or surrendering the Contract. At the end of that five year period, we will pay in a lump sum payment any Surrender Value still remaining;
     (3) Apply the Surrender Value to provide an income under Optional Payment Plan 1. The first Income Payment must be made no later than one year after the date of death. The Designated Beneficiary becomes the Owner and Annuitant under the Optional Payment Plan provisions.

Under payment choices (1) and (2), this Contract will terminate upon payment of the entire Surrender Value. Under payment choice (3), this Contract will terminate when the Surrender Value is applied to the Optional Payment Plan.

Proceeds When Death Occurs Before Income Payments Begin

If any Owner dies and that person is someone other than an Annuitant, the amount of proceeds available is the Surrender Value. We will distribute the Surrender Value to, or for the benefit of, the Designated Beneficiary as described previously in this section.

If any Annuitant dies, regardless of whether he/she is also an Owner or Joint Owner, the amount of proceeds available is the Death Benefit. On receipt of due proof of death, the Surrender Value will equal the Death Benefit and will be treated in accordance with instructions you provided subject to the distribution rules and termination of Contract provisions described above.

Death Benefit Available at Death of Any Annuitant

The Death Benefit is equal to the greater of:
     (a) Purchase Payments less any withdrawals and any applicable premium tax, and
     (b)  the Contract Value on the date of receipt of due proof of death.

Interest will be paid on the Death Benefit from the date of death to the date of payment at 3% per annum.

When Death Benefit is Calculated at Death of Any Annuitant

The Death Benefit is calculated on the date that we receive due proof of death. Until we receive complete written settlement instructions from the beneficiary, the calculated Death Benefit will remain allocated to the various Investment Options according to your last instructions. Therefore, the Death Benefit will fluctuate with the performance of the underlying Investment Options.

Distribution Rules When Death Occurs After Income Payments Begin

If any Annuitant dies after Income Payments have begun, payments will be made as stated in the Monthly Income Benefit section. The payments will be distributed at least as rapidly as under the method of distribution being used as of the date of death.

                                PURCHASE PAYMENTS

--------------------------------------------------------------------------------

The initial Purchase Payment is due on the Contract Date.

Additional Purchase Payments

You may make additional Purchase Payments at any time before the Annuity Commencement Date. The minimum amount allowed as an additional Purchase Payment is defined on the Contract data pages. We reserve the right to limit the maximum amount of additional Purchase Payments we will accept based on our rules in effect at the time of the payment.

Where to Send Purchase Payments

Send each Purchase Payment to our Service Center. Make any checks payable to GE Capital Life Assurance Company of New York.

Allocation of Purchase Payments

You may allocate Purchase Payments to one or more Investment Options. The maximum number of Investment Option allocations allowed is shown on the Contract data pages. The minimum percentage of each Purchase Payment that may be allocated to any particular Investment Option is also provided on the Contract data pages. Purchase Payments will be allocated in accordance with your instructions we have on file.

You may change the allocation of later Purchase Payments at any time, without charge, by sending a notice to us at our Service Center. The notice must be in writing or in any form acceptable to us. The allocation will apply to Purchase Payments received after we receive the change.

                             MONTHLY INCOME BENEFIT

--------------------------------------------------------------------------------

We will pay you, unless another Payee is designated, a monthly income for a guaranteed minimum period beginning on the Annuity Commencement Date if the Annuitant(s) is still living. Each monthly Income Payment will be made in one payment regardless of the number of Payees.

For a single Annuitant, payments will be made automatically under a Life Income with 10 Year Period Certain plan unless you choose otherwise. Under the Life Income with 10 Year Period Certain plan, if the Annuitant lives longer than 10 years, payments will continue for his or her life. If the Annuitant dies before the end of 10 years, the remaining payments for the 10-year period will continue to you or to a designated Payee.

For Joint Annuitants, payments will be made automatically under a Joint Life and Survivor Income with 10 Year Period Certain plan unless you choose otherwise. On the death of the first Annuitant, the monthly income benefit will continue to be made for as long as the survivor lives. If both Annuitants die before the end of 10 years, the remaining payments for the 10-year period will continue to you or to a designated Payee.

You may elect to receive the Annuity Commencement Value in a lump sum instead of receiving a monthly income. If you choose to receive payment in a lump sum then we will pay you the Annuity Commencement Value less any premium tax and any applicable charges including surrender charges. If we pay the Annuity Commencement Value in a lump sum, we will have no further obligation under the Contract.

The initial Income Payment under the automatic monthly payment plan is calculated by multiplying (a) times (b), divided by (c) where:
     (a) is the monthly payment rate per $1000, shown under the Optional Payment Plans for either the Life Income 10 years Certain or the Joint Life and Survivor Income, using the gender(s) and settlement age(s) of the Annuitant(s), instead of the Payee, on the Annuity Commencement Date. The age used to determine the payment may be subject to an age adjustment as shown in the "Maximum Age Adjustment Table" in the Optional Payment Plans section;
     (b)  is the Annuity Commencement Value; and
     (c)  is $1000.

The annuity benefits at the time of their commencement will not be less than those that would be provided by the application of an amount to purchase any single consideration immediate annuity contract offered by us at the time to the same class of annuitants. The amount to purchase the single consideration immediate annuity contract will be the greater of the Surrender Value or 95% of what the Surrender Value would be if there was no surrender charge. We do not currently sell a single consideration immediate annuity contract.

Income Payments will be made monthly unless quarterly, semi-annual or annual payments are chosen by written request. However, if any payment made more frequently than annually would be or becomes less than $20, we reserve the right to reduce the frequency of payments to an interval that would result in each payment being at least $20. If the annual payment is less than $20, we will pay the Annuity Commencement Value and the Contract will terminate effective as of the Annuity Commencement Date.

Annuity Commencement Date

The Annuity Commencement Date is provided on the Contract data pages, unless changed after issue. You may change the Annuity Commencement Date to any date at least 13 months after your Contract Date. The Annuity Commencement Date cannot be a date later than the Contract anniversary on which the Annuitant, or younger of the Joint Annuitants, reaches age 90 unless allowed by the laws and regulations then in effect and approved by the Company. To make a change, send us written notice before the Annuity Commencement Date then in effect. If you change the Annuity Commencement Date, Annuity Commencement Date will then mean the new Annuity Commencement Date you selected.

                                SEPARATE ACCOUNT

--------------------------------------------------------------------------------

The Separate Account named on the Contract data pages supports the operation of this Contract and certain other variable annuity contracts we may offer. We will not allocate assets to the Separate Account to support the operation of any contracts that are not variable annuities.

We own the assets in the Separate Account. These assets are held separately from our other assets and are not part of our General Account.

The Separate Account is registered with the Securities and Exchange Commission ("SEC") as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to New York laws which regulate the operations of insurance companies incorporated in New York. The investment policies of the Separate Account will not be changed without the approval of the New York Insurance Commissioner. The Plan of Operations of the Separate Account is on file with the New York Insurance Commissioner.

Insulation of Assets

The Separate Account assets equal at least the reserves and other Contract liabilities supported by the Separate Account. The portion of the assets of the Separate Account not exceeding the reserves and other Contract liabilities with respect to the Separate Account will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our General Account any assets of the Separate Account which are in excess of such reserves and other Contract liabilities.

Subaccounts

The Separate Account is divided into Subaccounts. The Subaccount's income, gains and losses, whether or not realized, are credited to or charged against such Subaccounts. This transaction is made without regard to other income, gains or losses of the Company or any other Subaccount.

The Subaccounts available under this Contract are shown on the Contract data pages. Each Subaccount invests exclusively in shares of a corresponding Fund. Shares of a Fund are purchased and redeemed at their net asset value per share. Any amounts of income, dividends and gains distributed from the shares of a Fund are reinvested in additional shares of that Fund at its net asset value.

Changes To The Separate Account And Subaccounts

Where permitted by applicable law, we may:
     . create new separate accounts;
     . combine separate accounts, including the Separate Account;
     . transfer assets of the Separate Account to another separate account;
     . add new Subaccounts to or remove existing Subaccounts from the Separate
       Account or combine Subaccounts;
     . make Subaccounts (including new subaccounts) available to such classes of contracts as we may determine;
     . add new Funds or remove existing Funds;
     . substitute new Funds for any existing Fund whose shares are no longer available for investment;
     . substitute new Funds for any existing Fund which we determine is no longer appropriate in light of the purposes of the Separate Account;
     . deregister the Separate Account under the Investment Company Act of
       1940; and
     . operate the Separate Account under the direction of a committee or in any other form permitted by law.

In the event of any substitution or change, we may, by endorsement, make such changes in this and other contracts as may be necessary or appropriate to reflect the substitution or change.

Valuation of Separate Account Assets

We will value the assets of the Separate Account each Valuation Day at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.

Accumulation Units

Purchase Payment(s) allocated to a Subaccount or amounts transferred to a Subaccount are converted into Accumulation Units. The number of Accumulation Units is determined by dividing the dollar amount allocated to each Subaccount by the value of the Accumulation Unit for that Subaccount for the Valuation Day on which the Purchase Payment(s) or transferred amount is invested in the Subaccount. Purchase Payment(s) allocated to or amounts transferred to a Subaccount increase the number of Accumulation Units of that Subaccount.

The events which will reduce the number of Accumulation Units of a Subaccount are as follows:
   (1) withdrawals or transfers of Contract Value from a Subaccount;
   (2) surrender of the Contract;
   (3) payment of a Death Benefit;
   (4) application of Contract Value to an Income Payment option; and
   (5) applicable Contract and/or rider fees and charges.

Accumulation Units are canceled as of the end of the Valuation Period in which we receive notice regarding the event.

Accumulation Unit Value

The value of an Accumulation Unit for each Subaccount was arbitrarily set when the Subaccount began operations. Thereafter, the value of an Accumulation Unit at the end of every Valuation Day is the value of the Accumulation Unit at the end of the previous Valuation Day multiplied by the net investment factor, as described below. On any day that is a Valuation Day, the Contract Value in a Subaccount is determined by multiplying the number of Accumulation Units in that Subaccount by the value of the Accumulation Unit for that Subaccount.

Net Investment Factor

The net investment factor is used to measure the investment performance of a Subaccount. The net investment factor for any Subaccount for any Valuation Period is determined by (a) divided by (b), minus (c), where:
   (a) is the result of:
       (1) the value of the assets in the Subaccount at the end of the preceding Valuation Period; plus
       (2) the investment income and capital gains, realized or unrealized, credited to those assets at the end of the Valuation Period for which the net investment factor is being determined; minus
       (3) the capital losses, realized or unrealized, charged against those assets during the Valuation Period; minus
       (4) any amount charged against the Separate Account for taxes. This includes any amount we set aside during the Valuation Period as a provision for taxes attributable to the operation or maintenance of the Separate Account; and
   (b) is the value of the assets in the Subaccount at the end of the preceding Valuation Period; and
   (c) is a factor for the Valuation Period representing the asset charge deducted from the Subaccount. The rate for this charge is shown on the Contract data pages.

                                    TRANSFERS
--------------------------------------------------------------------------------

Transfers Before Income Payments Begin

You may transfer amounts among the Investment Options by sending a request to us at our Service Center. All transfers are subject to limitations described below. Transfer requests must be in writing or in any form acceptable to us.

We reserve the right to impose a transfer charge. The maximum amount of any transfer charge is provided on the Contract data pages. When we perform transfers, the Contract Value on the date of the transfer will not be affected by the transfer except to the extent of any transfer charge. Any transfer charge will be taken from the amount transferred.

On written notice, we reserve the right to limit the number of transfers to one per month or to twelve each calendar year. We reserve the right to limit the number of transfers to a lower number. This may be necessary for the Contract to continue to be treated as an annuity by the IRS. We reserve the right to refuse to execute any transfer:
  (1) if any of the Subaccounts that would be affected by the transfer is unable to purchase or redeem shares of the Fund in which the Subaccount invests; or
  (2) if the transfer is a result of more than one trade involving the same Subaccount within a 30 day period; or
  (3) if the transfer would adversely affect accumulation unit values. This may occur if the transfer would affect one percent or more of the relevant Fund's total assets.

Transfers will be effective as of the end of the Valuation Period during which we receive your request at our Service Center. If the amount of your Contract Value remaining in an Investment Option after the transfer is less than the minimum balance stated on the Contract data pages, we will transfer the remaining balance in addition to the amount requested for transfer. We will not allow a transfer into any Investment Option unless the value of that Investment Option after the transfer is at least equal to the amount stated on the Contract data pages.

We may accept your authorization of third party transfers. We may restrict the Subaccounts that will be available to you for transfers. This restriction may occur during any period such third party is authorized to act for you. We will give you prior notice of any restrictions. We will not enforce such restrictions if you provide us with satisfactory evidence that:
   (1) a court of competent jurisdiction has appointed such third party to act for you; or
   (2) you have appointed such third party to act for you for all of your financial affairs.

Transfers After Variable Income Payments Begin

If Variable Income Payments are being made, you may transfer Annuity Units among Subaccounts by sending a request to us at our Service Center. This request must be in writing or in any form acceptable to us. You may make three such transfers in each calendar year. We reserve the right to limit the number of transfers. This may be necessary for the Contract to continue to be treated as an annuity by the IRS. We reserve the right to refuse to execute any transfer if any of the Subaccounts that would be affected by the transfer is unable to purchase or redeem shares of the Fund in which the Subaccount invests. If the number of Annuity Units remaining in a Subaccount after a transfer is less than 1, we will transfer the remaining balance in addition to the amount requested for transfer. We will not allow a transfer into any Subaccount unless the number of Annuity Units of that Subaccount after the transfer is at least 1. No transfer charge is imposed for transfers of Annuity Units. The amount of the Income Payment as of the date of the transfer will not be affected by the transfer.

The number of Annuity Units for the new Subaccount is (a) times (b), divided by
(c), where:
   (a) is the number of Annuity Units for the current  Subaccount:
   (b) is the value of the Annuity Unit for the current Subaccount;
   (c) is the value of the Annuity Unit for the new Subaccount.


                             CONTRACT VALUE BENEFITS

--------------------------------------------------------------------------------

The Contract Value is equal to the Contract Value allocated to the Investment Options. On the date the initial Purchase Payment is received and accepted, the Contract Value equals the initial Purchase Payment.

Contract Value of the Separate Account

At the end of each Valuation Period after the Contract Date, the Contract Value allocated to each Subaccount is (a) plus (b) plus (c) minus (d) minus (e) minus
(f), where:
   (a) is the Contract Value allocated to the Subaccount at the end of the preceding Valuation Period, multiplied by the Subaccount's net investment factor for the current Valuation Period;
   (b) is Purchase Payments allocated to the Subaccount during the current Valuation Period;
   (c) is any other amounts transferred into the Subaccount during the current Valuation Period;
   (d) is Contract Value transferred out of the Subaccount during the current Valuation Period;
   (e) is any withdrawal made from the Subaccount during the current Valuation Period; and
   (f) is any premium tax deductions.

Surrender

You can surrender this Contract by sending the Contract and a written request to our Service Center. We must receive the request before Income Payments begin. The amount payable is the Surrender Value as of the Valuation Day we receive the request.

Withdrawal

You may make a withdrawal from the Contract Value at any time before Income Payments begin. The allowable withdrawal amount is subject to limitations as defined on the Contract data pages. The amount payable will be the amount of the withdrawal, less any surrender charge and any applicable premium tax as of the date we receive the request.

You may tell us how to deduct the withdrawal from the Investment Options. If you do not, the withdrawal will be deducted first from each Subaccount in the same proportion that the assets in that Subaccount bears to the total of your assets in all Subaccounts on the Valuation Day we receive the request in our Service Center.

Surrender Charge

All or part of the amount withdrawn or surrendered may be subject to a surrender charge. The surrender charge is a percentage of each Purchase Payment. The applicable percentage for each Purchase Payment is shown in the Table of Surrender Charges on the Contract data pages. The number of years shown in the table represents the number of full and partially completed years since the Purchase Payment was received.

For each Contract year, an amount equal to the free withdrawal amount may be withdrawn during each Contract year without a surrender charge (the "free withdrawal amount"). The free withdrawal amount is defined on the Contract data pages. Any amount withdrawn in excess of the free withdrawal amount may be subject to a surrender charge. For purposes of determining the applicable surrender charge, the amount subject to a surrender charge will be deducted from Purchase Payments on a first-in, first-out basis. Amounts withdrawn which are not subject to surrender charge may be taken as a series of periodic payments instead of a lump sum.

There will be no surrender charge on amounts eligible to be paid if you choose one of the Optional Payment Plans.

Postponement of Payments

We will make payment within seven days from the date of withdrawal or surrender. If payment of a withdrawal or surrender is not made within 10 days of receipt of documentation necessary to complete the transaction, we will pay interest at 3% per annum on the withdrawal or surrender. We will make payment within seven days from the receipt of due proof of death for a lump sum claim settlement. We may postpone these payments when:
     . the New York Stock Exchange is closed other than customary weekend and holiday closings; or
     . the SEC restricts trading on the New York Stock Exchange; or . the SEC permits postponement for the protection of contractowners; or . the SEC determines an emergency exists and due to the emergency, disposal of securities or the determination of the values of net assets of the Separate Account is not reasonably practical.

We have the right to defer payment which is derived from any amount recently paid to us by check or draft. We will make payment when we are satisfied the check or draft has been paid by the bank on which it is drawn.

                               GENERAL INFORMATION

--------------------------------------------------------------------------------

Statement of Values

At least once each year, we will send you a Contract statement. The statement will be mailed within 30 days of the statement date. The statement date will be on at least one of the following dates: March 31st, June 30th, September 30th and December 31st. The statement will show the Contract Value, Purchase Payments made, number of Accumulation Units, values of Accumulation Units, and charges deducted during the statement period.

Calculation of Values

The Surrender Value, Death Benefit and any paid-up annuity in this Contract are not less than the minimum benefits required by New York law. A detailed statement of how we calculate the values in this Contract has been filed with the New York Insurance Department.

Evidence of Death, Age, Gender or Survival

We will require proof of death before we act on Contract provisions relating to death of any person or persons. We may also require proof of the age, gender, or survival of any person or persons before we act on any Contract provision dependent upon age, gender or survival.

Incontestability

We will not contest this Contract.

Misstatement of Age or Gender

If any Annuitant's age or gender, where appropriate, is misstated on the Contract data page, any Contract benefits or proceeds will be determined using the correct age and gender. If any overpayment has been made, an adjustment including interest on the amount of the overpayment will be made to the next payment(s). Any underpayment will be credited with interest on the amount of the underpayment and will be paid in full with the next payment. The interest rate used will be 3% per annum, unless otherwise required by law.

Premium Tax

Premium tax rules vary by state and change from time to time. Some states assess a tax against us on receipt of Purchase Payments and some states on annuitization of proceeds.

Tax assessed on receipt of Purchase Payments: The premium tax rate shown on the Contract data pages is the rate that was in effect in New York at Contract issue. To calculate any premium tax in effect on the date we receive the Purchase Payment, multiply the Purchase Payment by the premium tax rate. This is the amount of any state and/or local premium tax charged to us for this Contract. We reserve the right to deduct any such tax either from your Purchase Payment(s) when received, or from proceeds later when paid. (Proceeds includes benefits from surrender, withdrawal, annuity commencement and death.)

Tax assessed on annuitization of proceeds: Since some states assess a premium tax on proceeds used to purchase Income Payments, we reserve the right to deduct from such proceeds any premium tax paid by us. Because state premium tax rules change from time to time, any tax rate for proceeds used to purchase Income Payments is not shown in your Contract. You may request notice of the amount of this tax before Income Payments begin.

Nonparticipating

This Contract is nonparticipating. No dividends are payable.

Written Notice

You should send written notice to our Service Center. Please include the Contract number and the Annuitant(s)'s full name.

We will send notices to your last known address. You should request an address change form if you move.


                             OPTIONAL PAYMENT PLANS

--------------------------------------------------------------------------------

Death Benefit and Surrender Value proceeds will be paid in one lump sum. Annuity Commencement Value will be paid as described in the Monthly Income Benefit section. Subject to the rules stated below, any part of the Death Benefit or Surrender Value proceeds can be left with us and paid under an Optional Payment Plan. If you choose to do so, the proceeds less any premium tax will be applied to calculate your Income Payment. During the Annuitant(s)'s life you (or the Designated Beneficiary at your death) can choose a plan. If a plan has not been chosen at the death of the Annuitant or Owner, the Designated Beneficiary can choose a plan if the Death Benefit is to be paid.

There are several important Optional Payment Plan rules:
     . Our consent must be obtained prior to selecting an Optional Payment Plan if any Payee is not a natural person.
     . Payment made under an Optional Payment Plan at the death of any Owner or Annuitant must conform with the rules in the Death Provisions section.
     . If you change a beneficiary, your plan selection will no longer be in effect unless you request that it continue.
     . Any choice or change of a plan must be sent in writing to our Service Center.
     .   The amount of each payment under a plan must be at least $20.
     . Fixed Income Payments will begin on the date we receive proof of any Annuitant's or Owner's death, on surrender, or on the Annuity Commencement Date.
     . Variable Income Payments will begin within seven days after the date payments would begin under the corresponding fixed option.

Fixed Income Options

Optional Payment Plans 1 and 2 are available as fixed income options. Any amount left with us under a fixed income option will be transferred to our General Account. Payments made will equal or exceed those required by New York. The payments at the time of their commencement will not be less than those that would be provided by the application of an amount to purchase any single consideration immediate annuity contract offered by us at the time to the same class of annuitants. The amount to purchase the single consideration immediate annuity contract will be the greater of the Surrender Value or 95% of what the Surrender Value would be if there was no surrender charge. We do not currently sell a single consideration immediate annuity contract. The age used to determine the payment may be subject to an adjustment as shown in the age adjustment table below.

Variable Income Options

Optional Payment Plans 1 and 2 are available as variable income options. This means that Income Payments, after the first, will reflect the investment experience of the Subaccounts. No minimum amount is guaranteed. The payments at the time of their commencement will not be less than those that would be provided by the application of an amount to purchase any single consideration immediate annuity contract offered by us at the time to the same class of annuitants. The amount to purchase the single consideration immediate annuity contract will be the greater of the Surrender Value or 95% of what the Surrender Value would be if there was no surrender charge. We do not currently sell a single consideration immediate annuity contract. Once Variable Income Payments have commenced, neither expenses actually incurred, other than taxes on the investment return, nor mortality actually experienced, will adversely affect the dollar amount of Variable Income Payments.

Determination of the Amount of the First Variable Income Payment: The tables for Optional Payment Plans 1 and 2 are used to determine the first Income Payment. They show, for various plans, ages and genders, the monthly payment that can be purchased with $1,000 of proceeds. The first payment is equal to (a) times (b), divided by 1,000, where:
     (a) is the Contract Value as of the Annuity Commencement Date, less any premium taxes; and
     (b) is the monthly payment from the table for the chosen plan and appropriate age(s) and gender(s) of the Annuitant(s). The age used to determine the payment may be subject to an adjustment as shown in the age adjustment table below.

These amounts use the 2000 Annuity Table, using Projection Scale G, with an Assumed Interest Rate of 3%.

Determination of the Amount of Subsequent Variable Income Payments: Subsequent payments are determined by means of Annuity Units. The amount may be greater or less than the initial payment.

The number of Annuity Units will be determined on the Annuity Commencement Date. The number will not change unless a transfer is made. The number of Annuity Units for a Subaccount is (a) divided by (b), where:
     (a)  is the portion of the first payment from that Subaccount; and
     (b) is the Annuity Unit value for that Subaccount on the day the first payment is due.

Each subsequent payment is equal to the sum of payments for each Subaccount. The payment for a Subaccount is the number of Annuity Units for that Subaccount times the Annuity Unit value for that Subaccount seven days before the monthly anniversary of the Annuity Commencement Date.

We guarantee that each subsequent payment will not be affected by variations in mortality experience from the mortality assumptions on which the first payment is based.

Determination of Annuity Unit Value: Initially, the Annuity Unit value was arbitrarily set at the start of the Subaccount. The Annuity Unit value of each Subaccount for any Valuation Period is equal to the Annuity Unit value for the preceding Valuation Period multiplied by the product of (a) and (b), where:
     (a) is the net investment factor for the Valuation Period for which the Annuity Unit value is being calculated; and
     (b) is an Assumed Interest Rate factor equal to .99991902 raised to a power equal to the number of days in the Valuation Period.

The Assumed Interest Rate factor in (b) is the daily equivalent of dividing by one plus the Assumed Interest Rate of 3%. If a plan with a different Assumed Interest Rate is used to determine the initial payment, a different Assumed Interest Rate factor will be used to determine subsequent payments.

As described above, our determination of an Accumulation Unit value or Annuity Unit value will be binding on you and any Designated Beneficiary.

Payment Plans

The fixed income options are shown below. Variable income options, with an Assumed Interest Rate of 3%, have the same initial monthly payment rate per $1000 as the fixed income options shown in the Plan 1 and Plan 2 Tables. The monthly payment rate is based on the 2000 Annuity Table, using Projection Scale G, using 3% interest. We may increase the interest rate and the amount of any payment. Other plans may be available upon request.

Plan 1. Life Income with Period Certain. We will make monthly payments for a guaranteed minimum period. If the Payee lives longer than the minimum period, payments will continue for his or her life. The minimum period can be 10, 15 or 20 years. Payments will be according to the table below.

                                  Plan 1 Table

Monthly payment rates for each $1,000 of proceeds under Plan 1.



                  Male Payee            Female Payee                       Male Payee             Female Payee
                  ----------            ------------                       ----------             -------------

Settle-      10      15      20      10      15      20     Settle-     10      15      20      10      15      20
 ment       Years   Years   Years   Years   Years   Years    ment      Years   Years   Years   Years   Years   Years
 Age       Certain Certain Certain Certain Certain Certain   Age      Certain Certain Certain Certain Certain Certain
-------    ------- ------- ------- ------- ------- -------  -------   ------- ------- ------- ------- ------- -------

 20        $2.88   $2.87   $2.87   $2.80    $2.80   $2.80     65       $5.29   $5.05   $4.75   $4.85   $4.72   $4.54
 25         2.96    2.96    2.95    2.87     2.87    2.87     66        5.43    5.16    4.82    4.97    4.83    4.62
 30         3.07    3.06    3.06    2.96     2.96    2.96     67        5.57    5.26    4.89    5.11    4.94    4.69
 35         3.20    3.20    3.19    3.07     3.07    3.07     68        5.72    5.37    4.95    5.25    5.05    4.77
 40         3.38    3.37    3.35    3.22     3.21    3.20     69        5.88    5.48    5.01    5.39    5.16    4.85
 45         3.60    3.58    3.55    3.40     3.39    3.37     70        6.04    5.58    5.07    5.55    5.28    4.92
 50         3.87    3.84    3.79    3.63     3.61    3.58     71        6.20    5.69    5.13    5.72    5.40    4.99
 51         3.93    3.90    3.84    3.68     3.66    3.63     72        6.37    5.79    5.18    5.89    5.52    5.05
 52         4.00    3.96    3.90    3.74     3.72    3.68     73        6.55    5.89    5.22    6.07    5.64    5.12
 53         4.07    4.02    3.96    3.80     3.77    3.74     74        6.73    5.99    5.27    6.26    5.76    5.17
 54         4.15    4.09    4.01    3.86     3.83    3.79     75        6.91    6.09    5.31    6.45    5.87    5.22
 55         4.22    4.16    4.08    3.93     3.90    3.85     76        7.09    6.18    5.34    6.65    5.98    5.27
 56         4.31    4.24    4.14    4.00     3.96    3.91     77        7.27    6.26    5.37    6.86    6.09    5.31
 57         4.39    4.32    4.20    4.07     4.03    3.97     78        7.46    6.34    5.40    7.06    6.19    5.35
 58         4.49    4.40    4.27    4.15     4.10    4.04     79        7.64    6.42    5.42    7.27    6.28    5.38
 59         4.58    4.48    4.34    4.23     4.18    4.10     80        7.81    6.48    5.44    7.48    6.37    5.41
 60         4.69    4.57    4.40    4.32     4.26    4.17     81        7.99    6.54    5.46    7.69    6.45    5.43
 61         4.79    4.66    4.47    4.42     4.35    4.24     82        8.15    6.60    5.47    7.89    6.52    5.45
 62         4.91    4.75    4.54    4.52     4.43    4.31     83        8.31    6.64    5.48    8.08    6.58    5.47
 63         5.03    4.85    4.61    4.62     4.53    4.39     84        8.46    6.69    5.49    8.26    6.63    5.48
 64         5.16    4.95    4.68    4.73     4.62    4.46  85 & over    8.60    6.72    5.50    8.43    6.68    5.49
 --         ----    ----    ----    ----     ----    ----  ---------    ----    ----    ----    ----    ----    ----

Values for ages not shown will be furnished upon request.

Plan 2. Joint Life and Survivor Income. We will make monthly payments to two Payees for a guaranteed minimum of 10 years. Each Payee must be at least 35 years old when payments begin. Payments will continue as long as either Payee is living.

                                  Plan 2 Table

   Monthly payment rates for each $1000 of proceeds under Plan 5.

--------------------------------------------------------------------------------------------------------
   Male                                      Female Settlement Age
Settlement
   Age
            --------------------------------------------------------------------------------------------
               35      40      45      50      55      60      65      70      75      80   85 & over
--------------------------------------------------------------------------------------------------------

    35       $2.94   $2.99   $3.04   $3.08   $3.12   $3.15   $3.17   $3.18   $3.19   $3.20    $3.20
    40        2.97    3.05    3.12    3.18    3.23    3.28    3.31    3.34    3.35    3.37     3.37
    45        3.00    3.09    3.18    3.27    3.36    3.43    3.48    3.53    3.56    3.58     3.59
    50        3.02    3.13    3.24    3.36    3.48    3.59    3.68    3.75    3.80    3.84     3.86
    55        3.04    3.16    3.29    3.44    3.60    3.75    3.89    4.01    4.10    4.16     4.20
    60        3.05    3.18    3.33    3.50    3.70    3.91    4.12    4.31    4.46    4.57     4.64
    65        3.06    3.19    3.35    3.55    3.78    4.04    4.33    4.62    4.87    5.07     5.19
    70        3.07    3.20    3.37    3.58    3.84    4.15    4.51    4.91    5.30    5.63     5.84
    75        3.07    3.21    3.38    3.60    3.88    4.23    4.65    5.16    5.70    6.20     6.56
    80        3.07    3.21    3.39    3.61    3.90    4.27    4.75    5.34    6.03    6.71     7.25
    85 & over 3.07    3.21    3.39    3.62    3.92    4.30    4.80    5.45    6.25    7.09     7.80
--------------------------------------------------------------------------------------------------------

Figures for intermediate ages, for two males or two females will be furnished upon request.


                          Maximum Age Adjustment Table

Settlement Age: The settlement age is the Annuitant(s)'s age last birthday on the date payments begin, minus an age adjustment from the table. The actual age adjustment may be less than below. the numbers shown.


            -------------------------------------------------------------------
                       Year Payments Begin                Maximum Age
                       After         Prior To              Adjustment
            -------------------------------------------------------------------

                       2000          2026                       5
                       2025          2051                      10
                       2050          ----                      15
            -------------------------------------------------------------------

                            FLEXIBLE PREMIUM VARIABLE
                            DEFERRED ANNUITY CONTRACT

--------------------------------------------------------------------------------

     . Income payments begin at Annuity Commencement Date
     . Nonparticipating
     . Benefits reflect investment results

--------------------------------------------------------------------------------

                            GE CAPITAL LIFE ASSURANCE
                              COMPANY OF NEW YORK

                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK
                          OPTIONAL DEATH BENEFIT RIDER
--------------------------------------------------------------------------------

This rider provides for an optional death benefit which is coordinated with the Death Benefit Available at Death of Any Annuitant provision in the Contract. While this rider is in effect, the amount payable as of the date of receipt of due proof of death will be the greater of:

   . The Death Benefit provided for under the Death Provisions section in the
     Contract; or
   . The Minimum Death Benefit as of the date of receipt of due proof of death.

Minimum Death Benefit

Minimum Death Benefit if the Annuitant is, or both the Annuitant and Joint Annuitant are, age 80 or younger at issue: The Minimum Death Benefit is equal to the greatest of:
   (a) the Contract Value as of the date we receive due proof of death of any Annuitant;
   (b) the sum of (1) minus (2) plus (3), where:
       (1) is the greatest Contract Value as of any Contract anniversary up to and including the later of the fifth Contract anniversary and the Contract anniversary next following or coincident with the 80th birthday of the older of any Annuitant;
       (2) is the Contract Value on the date of death; and
       (3) is the Contract Value on the date we receive due proof of the death; and
   (c) Purchase Payments less any withdrawals.

Withdrawals reduce the greatest Contract Value under (b) proportionally by the same percentage that the withdrawal reduces the Contract Value.

Minimum Death Benefit if any Annuitant is older than age 80 at issue: The Minimum Death Benefit is equal to the greatest of:
   (a) the Contract Value as of the date we receive due proof of death of any Annuitant;
   (b) the sum of (1) minus (2) plus (3), where:
       (1) is the greatest Contract Value as of any Contract anniversary up to and including the Contract anniversary next following or coincident with the 85th birthday of the older of any Annuitant;
       (2) is the Contract Value on the date of death; and
       (3) is the Contract Value on the date we receive due proof of the death; and
   (c) Purchase Payments less any withdrawals.

Withdrawals reduce the greatest Contract Value under (b) proportionally by the same percentage that the withdrawal reduces the Contract Value.

An example of the adjustment for withdrawals is as follows:

    Date               Purchase Payment        Contract Value      Death Benefit

August 31, 2002            $ 5,000                $ 5,000            $ 5,000

August 31, 2003                -                  $10,000            $10,000

August 31, 2004                -                  $ 7,000            $10,000


Form NY5197 8/02

If a withdrawal of $3,500 is made on August 31, 2004, the Death Benefit immediately after the withdrawal will be $5,000. This assumes that the Death Benefit immediately before the withdrawal, as calculated under "Death Provisions" above, is not the Contract Value on the date we receive due proof of death, nor is it the amount of Purchase Payments less any withdrawals. It also assumes that the Annuitant and any Joint Annuitant were both younger than age 80 at issue, that no surrender charge applies, and that no premium tax applies to the withdrawal. This example is based on purely hypothetical values and is not intended to depict investment performance of the Contract.

Interest will be paid on the Death Benefit from the date of death to the date of payment at 3% per annum.

When Minimum Death Benefit is Calculated at Death of Any Annuitant: The Minimum Death Benefit is calculated on the date that we receive due proof of death at our Service Center. Until we receive complete written settlement instructions satisfactory to us from the beneficiary, the calculated Minimum Death Benefit will remain allocated to the various Investment Options according to your last instructions. Therefore, the Minimum Death Benefit will fluctuate with the performance of the underlying Investment Options.

Annual Death Benefit Charge

There will be a charge made for this rider while it is in effect. This charge is made in arrears at the beginning of each Contract year after the first, and at surrender. The charge is made against the Contract Value in the Separate Account. This charge will be deducted proportionally from the Subaccounts in which you are invested. The maximum charge will be the rate shown on the Contract data pages times the Contract Value at the time of deduction. The actual charge will never be greater than the maximum annual charge. The charge at surrender will be a prorata portion of the annual charge.

When this Rider is Effective

This rider becomes effective on the Contract Date unless another effective date is shown on the Contract data pages. It will remain in effect while this Contract is in force and before Income Payments begin, or until the Contract anniversary following the date of receipt of your request to terminate the rider. If your request is received within 30 days following any Contract anniversary, you may request that the rider terminate as of that anniversary.

For GE Capital Life Assurance Company of New York,

                              /s/ George R. Zippel

                                GEORGE R. ZIPPEL
                                    PRESIDENT